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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 March 19, 1997

                       CAPITAL GAMING INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

       New Jersey                    0-19128                     22-3061189
(State or other jurisdiction  (Commission File Number)         (I.R.S. Employer
    of incorporation)                                        Identification No.)

         Bayport One, Suite 250
         8025 Black Horse Pike
         W. Atlantic City, New Jersey                              08232
(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:           (609) 383-3333










                                 Not Applicable
          (Former name or former address, if changed from last report)



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Item 3.  Bankruptcy or Receivership.

         On December 23, 1996, Capital Gaming International, Inc., a New Jersey corporation (the "Company"), filed a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court"), Case No. 96-19829. The Company's plan of reorganization (the"Plan") was confirmed by order of the Bankruptcy Court dated March 19, 1997. Capitalized terms not defined herein shall have the meanings set forth in the Plan.

         The Plan provides generally that creditors of the Company will receive distributions as follows: (i) holders of Old Secured Notes will receive in the aggregate (A) on account of their Allowed Secured Claims, their Pro Rata Share of New Secured Notes having a principal face amount of $21.45 million and 1,225,000 shares of the New Common Stock of the Reorganized Company; and (B) on account of their unsecured Deficiency Claims totaling $80,688,850, the same treatment as is afforded to holders of General Unsecured Claims (see subparagraph (iii) below); (ii) holders of Secured Claims that are not Claims arising out of Old Secured Notes will receive, at the option of the Company: (X) such treatment as will leave such holder unimpaired; (Y) payment in full, in Cash; or (Z) return of such holder's collateral in the possession of the Company; and (iii) holders of General Unsecured Claims against the Company will receive (A) their Pro Rata share of 525,000 shares of New Common Stock; (B) the right to receive the net proceeds of Avoidance Actions recovered pursuant to
Section 9.4 of the Plan; and (C) $1,100,000 in New Secured Notes. With respect to Class 4 Claims, the Indenture Trustee shall receive no more than 375,000 shares of New Common Stock and $550,000 in New Secured Notes on account of its allowed Class 4 Claim, and any shares the Indenture Trustee would otherwise receive on account of its Class 4 Claim in excess of 375,000 shares and any New Secured Notes the Indenture Trustee would otherwise receive on account of its Class 4 Claim in excess of $550,000 in New Secured Notes shall be distributed Pro Rata to all other holders of Allowed Class 4 Claims.

         Holders of Old Common Stock of the Company will receive their Pro Rata share of 50,000 shares of New Common Stock of the Reorganized Company. Existing warrants, options and other rights to acquire Old Common Stock of the Company (collectively, the "Old Options") will be canceled and holders of such rights shall receive no distributions of property on account thereof.

         The terms of the Plan provide for the discharge and/or release of liability only of the Company, its wholly owned subsidiaries and their respective present and former directors, officers and employees, the Indenture Trustee and the Noteholders Steering Committee. In addition, a critical element of the Plan is the release by the Indenture Trustee and each of the Noteholders of all of their claims against subsidiaries of the Company arising out of guaranties, pledges or otherwise, except for the treatment of their Claims provided under the Plan.

         A copy of the unaudited consolidated financial statements of the Company which were filed with the Bankruptcy Court, which includes information as to the assets and liabilities of the Company, the Plan and the press release issued by the Company on March 20, 1997 in connection with the confirmation of the Plan are being filed as Exhibits hereto and are incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits

         2.1 Plan of Reorganization of Capital Gaming International, Inc., along with Order of the United States Bankruptcy Court for the District of New Jersey confirming the Plan, dated
                  March 19, 1997.

         4.1 Amended and Restated Indenture, dated as of February 17, 1994 and amended and restated as of March 27, 1997 (Incorporated by reference to Exhibit A of the Plan of Reorganization attached hereto as Exhibit 2.1).



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         99.1     Press Release of Capital Gaming International, Inc.,
                  dated March 20, 1997.

         99.2 Unaudited Consolidated Financial Statements of the Company as furnished to the Bankruptcy Court on February 6, 1997.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 3, 1997                               CAPITAL GAMING INTERNATIONAL, INC.



                                            By: /s/ William S. Papazian
                                            Name:   William S. Papazian
                                            Title:  Senior Vice President
                                                    and General Counsel





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                                  EXHIBIT INDEX

Exhibit
-------
2.1 Plan of Reorganization of Capital Gaming International, Inc., along with Order of the United States Bankruptcy Court for the District of New Jersey confirming the Plan, dated March 19, 1997.

4.1 Amended and Restated Indenture, dated as of February 17, 1994 and amended and restated as of March 27, 1997 (Incorporated by reference to Exhibit A of the Plan of Reorganization attached hereto as Exhibit 2.1).

99.1       Press Release of Capital Gaming International, Inc., dated
           March 20, 1997.

99.2 Unaudited Consolidated Financial Statements of the Company as furnished to the Bankruptcy Court on February 6, 1997.